EXHIBIT 99.1

DDR Corp.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018 and December 31, 2017

On July 1, 2018, DDR Corp. (“DDR” or the “Company”) entered into a Separation and Distribution Agreement with Retail Value Inc. (“RVI”), pursuant to which the Company agreed to transfer a portfolio of 48 assets, comprised of 36 continental U.S. assets and 12 assets in Puerto Rico, to RVI and distribute all of the outstanding shares of RVI common stock to the holders of DDR common stock in a pro-rata distribution (the “spin-off”). The spin-off was effective on July 1, 2018 to the Company’s stockholders of record as of the close of business on June 26, 2018. As a result of the spin-off, RVI is now an independent public company and its common stock is listed under the symbol “RVI” on the New York Stock Exchange.

The unaudited pro forma condensed consolidated statements of operations included herein represent the results of the Company for the three months ended March 31, 2018 and year ended December 31, 2017 and give effect to the RVI spin-off from DDR and other transactions described below as if they all occurred on January 1, 2017. The pro forma condensed consolidated balance sheet assumes the spin-off and other transactions described below all occurred on March 31, 2018.

The unaudited pro forma adjustments include the following:

•	consummation of the spin-off of RVI on July 1, 2018;

•	repayment of outstanding mortgage indebtedness associated with RVI assets utilizing a portion of the loan proceeds of the aggregate principal amount of $1.35 billion mortgage loan closed in February 2018 and collateralized by the RVI assets;

•	completion of the External Management Agreement and Property Management Agreements with DDR;

•	issuance by RVI series A preferred shares to DDR with a dividend preference of $190 million;

•	transfer of unrestricted cash of $1.0 million from DDR to RVI upon consummation of the separation pursuant to the terms of the Separation and Distribution Agreement; and

•	establishment of a receivable from RVI for certain cash balances held in restricted cash accounts on the separation date in connection with the mortgage loan; RVI has agreed to pay these amounts as soon as reasonably possible out of its operating cash flow but in no event later than March 31, 2020 pursuant to the terms of the Separation and Distribution Agreement.

The unaudited pro forma condensed consolidated financial statements of the Company are not necessarily indicative of what our financial condition or results of operations would have been for the periods presented, nor are they representative of the future financial condition or results of operations of the Company. The unaudited pro forma condensed consolidated financial statements of the Company should be read in conjunction with the historical financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the three months ended March 31, 2018 and RVI Predecessor’s combined financial statements and the notes thereto as of and for the year ended December 31, 2017 and for the three months ended March 31, 2018 included in its Information Statement filed as an exhibit to RVI’s Amendment No. 1 to Form 10 filed with the SEC on June 14, 2018.

DDR Corp.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2018

DDR Corp.

Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2018

(Unaudited, in thousands)

		Pro Forma Adjustments
	Company Historical (A)	RVI Spin-Off (B)	Other		Pro Forma
Assets
Land	$1,700,502	$(711,712)			$988,790
Buildings	5,599,708	(1,904,858)			3,694,850
Fixtures and tenant improvements	696,787	(196,844)			499,943

	7,996,997	(2,813,414)			5,183,583
Less: Accumulated depreciation	(1,963,427)	714,953			(1,248,474)

	6,033,570	(2,098,461)			3,935,109
Construction in progress and land	77,033	(8,532)			68,501

Total real estate assets, net	6,110,603	(2,106,993)			4,003,610

Investments in and advances to joint ventures, net	333,659				333,659
Investments in and advances to affiliate			190,000	(C)	230,513
			40,513	(D)
Cash and cash equivalents	16,560		(1,000)	(E)	15,560
Restricted cash	49,257		(40,513)	(D)	8,744
Accounts receivable, net	100,464	(31,929)			68,535
Casualty insurance receivable	65,547	(65,547)			—
Notes receivable, net	19,675				19,675
Other assets, net	214,681	(81,844)			132,837

	$6,910,446	$(2,286,313)	$189,000		$4,813,133

Liabilities and Equity
Unsecured indebtedness:	$2,236,285				$2,236,285
Mortgage indebtedness	1,505,235	(1,317,736)			187,499

Total indebtedness	3,741,520	(1,317,736)			2,423,784
Accounts payable and other liabilities	317,916	(96,998)			220,918
Dividends payable	78,687				78,687

Total liabilities	4,138,123	(1,414,734)			2,723,389

Total DDR shareholders’ equity	2,767,417	(871,579)	190,000	(C)	2,084,838
			(1,000)	(E)
Non-controlling interests	4,906				4,906

Total equity	2,772,323	(871,579)	189,000		2,089,744

	$6,910,446	$(2,286,313)	$189,000		$4,813,133

DDR Corp.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2018 (continued)

(A)	Reflects the unaudited historical condensed consolidated balance sheet of the Company as of March 31, 2018.

(B)	Reflects the historical unaudited combined balance sheet of RVI as of March 31, 2018. Includes two assets sold by DDR in the second quarter of 2018 prior to the spin-off.

(C)	Reflects DDR’s preferred investment in RVI based upon the terms of the Series A preferred shares.

(D)	Reflects DDR’s receivable from RVI related to its obligation to repay restricted cash of $38.3 million and prepaid insurance of $2.2 million to DDR no later than March 31, 2020 pursuant to the terms of the Separation and Distribution Agreement.

(E)	Reflects the transfer of unrestricted cash of $1.0 million to RVI upon consummation of the spin-off pursuant to the terms of the Separation and Distribution Agreement.

DDR CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the three months ended March 31, 2018

		DDR Corp. Pro Forma Condensed Consolidated Statement of Operations For the three months ended March 31, 2018 (Unaudited, in thousands, except per share data)

		Pro Forma Adjustments
	Company Historical(A)	RVI Spin-Off(B)	Financing			Management and Disposition Fees			Pro Forma
Revenues from operations:
Minimum rents	$146,887	$(51,601)							$95,286
Percentage and overage rents	1,808	(1,077)							731
Recoveries from tenants	51,354	(18,720)							32,634
Fee and other income	13,019	(2,862)				6,658	(D	)	16,815
							(E	)
Business interruption income	2,000	(2,000)							—

	215,068	(76,260)				6,658			145,466

Rental operation expenses:
Operating and maintenance	29,757	(12,008)							17,749
Real estate taxes	32,023	(9,894)							22,129
Impairment charges	30,444	(30,444)					(F	)	—
Hurricane casualty loss	750	(750)							—
General and administrative	16,115	(3)							16,112
Depreciation and amortization	74,424	(25,652)							48,772

	183,513	(78,751)							104,762

Other income (expense):
Interest income	5,341								5,341
Interest expense	(44,040)	10,996							(33,044)
Other income (expense), net	(61,607)	31,207	29,718	(C	)				(682)

	(100,306)	42,203	29,718						(28,385)

(Loss) income before earnings from equity method investments and other items	(68,751)	44,694	29,718			6,658			12,319
Equity in net income of joint ventures	8,786								8,786
Reserve of preferred equity interests	(3,961)								(3,961)

(Loss) income before tax benefit	(63,926)	44,694	29,718			6,658			17,144
Tax benefit of taxable REIT subsidiaries and state franchise and income taxes	18	128							146

(Loss) income from continuing operations	(63,908)	44,822	29,718			6,658			17,290
Gain on disposition of real estate, net	10,011								10,011

Net (loss) income	$(53,897)	$44,822	$29,718			$6,658			$27,301

Income attributable to non-controlling interests, net	(256)								(256)

Net (loss) income attributable to DDR	$(54,153)								$27,045

Preferred Dividends	(8,383)								(8,383)

Net (loss) income attributable to DDR common shareholders	$(62,536)								$18,662

Per share data:
Basic	$(0.34)								$0.10	(G	)

Diluted	$(0.34)								$0.10	(G	)

Basic - Average shares outstanding	184,560								184,560
Diluted - Average shares outstanding	184,560								184,568

DDR CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2017

		DDR Corp. Pro Forma Condensed Consolidated Statement of Operations For the year ended December 31, 2017 (Unaudited, in thousands, except per share data)
		Pro Forma Adjustments
	Company Historical(A)	RVI Spin-Off(B)	Management and Disposition Fees			Pro Forma
Revenues from operations:
Minimum rents	$632,917	$(218,537)				$414,380
Percentage and overage rents	7,094	(2,862)				4,232
Recoveries from tenants	211,942	(75,592)				136,350
Fee and other income	61,135	(17,388)	26,340	(D	)	70,087
				(E	)
Business interruption income	8,500	(8,500)				—

	921,588	(322,879)	26,340			625,049

Rental operation expenses:
Operating and maintenance	122,315	(50,836)				71,479
Real estate taxes	128,602	(38,573)				90,029
Impairment charges	340,480	(267,240)				73,240
Hurricane casualty and impairment loss	5,930	(5,930)				—
General and administrative	89,854			(F	)	89,854
Depreciation and amortization	346,204	(116,372)				229,832

	1,033,385	(478,951)				554,434

Other income (expense):
Interest income	28,364					28,364
Interest expense	(188,647)	18,085				(170,562)
Other income (expense), net	(68,003)	1,962				(66,041)

	(228,286)	20,047				(208,239)

(Loss) income before earnings from equity method investments and other items	(340,083)	176,119	26,340			(137,624)
Equity in net income of joint ventures	8,837					8,837
Reserve of preferred equity interests	(61,000)					(61,000)
Gain on sale and change in control of interests, net	368					368

(Loss) income before tax benefit (expense)	(391,878)	176,119	26,340			(189,419)
Tax (expense) benefit of taxable REIT subsidiaries and state franchise and income taxes	(12,418)	11,266				(1,152)

(Loss) income from continuing operations	(404,296)	187,385	26,340			(190,571)
Gain on disposition of real estate, net	161,164	(351)				160,813

Net (loss) income	$(243,132)	$187,034	$26,340			$(29,758)

Loss attributable to non-controlling interests, net	1,447					1,447

Net loss attributable to DDR	$(241,685)					$(28,311)

Preferred dividends	(28,759)					(28,759)

Net loss attributable to DDR common shareholders	$(270,444)					$(57,070)

Per share data:
Basic	$(1.48)					$(0.32)	(G	)

Diluted	$(1.48)					$(0.32)	(G	)

Basic and Diluted - Average shares outstanding	183,681					183,681

DDR CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the three months ended March 31, 2018 and for the year ended December 31, 2017 (continued)

$ in thousands

(A)	Reflects the unaudited condensed consolidated statements of operations of the Company for the three months ended March 31, 2018 and the year ended December 31, 2017.

(B)	Reflects the removal of revenues and expenses for the three months ended March 31, 2018 and the year ended December 31, 2017 attributable to the RVI shopping centers from the historical results presented.

(C)	Reflects the elimination of debt extinguishment costs ($26,119) and other expenses ($3,599) incurred for the three months ended March 31, 2018 assuming that the prepayment of mortgage debt occurred on January 1, 2017.

(D)	Reflects an adjustment to include the property management and asset management fee income to be earned by DDR in accordance with the External Management Agreement and the Property Management Agreements. The asset management fee is calculated based on 0.5% of the gross asset value, as defined, of each of the RVI assets. The property management fee is calculated based upon gross revenues on a cash basis at a rate of no greater than 3.5% for the 36 continental U.S. assets and no greater than 5.5% for the 12 Puerto Rico assets. The fee income is broken out as follows:

	March 31, 2018	December 31, 2017
Asset management fee	$3,301	$13,205
Property management fee	3,357	13,135

	$6,658	$26,340

(E)	In addition to the asset management fees and property management fees, the Company will earn disposition fees equal to 1% of the gross sales price of each asset sold. DDR would have received a disposition fee of approximately $1.1 million from the sale of two assets calculated based on a gross sales price of $105.8 million. This fee is not presented in the pro forma statements as this fee is non-recurring.

(F)	These unaudited pro forma condensed consolidated financial statements do not include the impact of any synergies that may be achieved in the transactions or any strategies that management may consider in order to continue to efficiently manage RVI’s operations.

(G)	Pro forma income (loss) per common share is based upon the historical basic and diluted weighted-average number of common shares outstanding during the three months ended March 31, 2018 and the year ended December 31, 2017. Effective as of 5:00 p.m., Eastern Time, on May 18, 2018, the Company effected a 1 for 2 reverse stock split of its issued and outstanding common shares, which is reflected in these proforma adjustments.